Exhibit 99.1

News Release
Textura Corporation Announces Third Fiscal Quarter 2013 Earnings Results

•	Total revenue of $9.4 million, up 64.6% year-over-year

◦	Construction value added of $13.6 billion, up 60.0%

◦	Active projects during the period of 5,701 up 37.6%

•	Total revenue up 9.5% quarter-over-quarter

◦	Construction value added up 27.4%

◦	Active projects during the period up 8.3%

•	Cash and cash equivalents balance of $68.6 million provides added liquidity

•	Successfully completed $77.7 million IPO on June 7

•	Recently launched CPM-Business™, a solution created for the mid-market

Chicago, IL, August 7, 2013 / PRNewswire/ --Textura Corporation (NYSE: TXTR), the leading provider of collaboration solutions for the construction industry, today announced financial results for the three months ended June 30, 2013, its third quarter of fiscal 2013.
“We are pleased to be reporting strong results in our first quarter as a public company following the successful completion of our initial public offering in June,” said Patrick Allin, Chairman and CEO of Textura. “We are proud of the hard work and dedication of our employees and excited about the growth prospects for our Company. We continue to penetrate our large addressable market by offering our clients an expanding suite of industry-leading collaboration solutions. Our acquisition of PlanSwift earlier this year further enhances our portfolio with leading-edge tools offering new capabilities to specialty contractors and estimators, and the recent launch of CPM-Business directly addresses the needs of traditionally underserved mid-market owners and contractors.”
“During the quarter, we delivered year-over-year growth of 64.6% in revenue, driven by strong demand for our core products combined with the contribution from our acquisition of PlanSwift,” said Jillian Sheehan, Executive Vice President and CFO of Textura. “Our pipeline remains robust and we are forecasting a continuation of our recent revenue growth trajectory during the remainder of fiscal year 2013.”
Revenue
Revenue increased by 64.6% year-over-year to $9.4 million, driven by strong growth in both activity-driven revenue and organization-driven revenue.
Activity-driven revenue increased by 40.6% year-over-year to $7.0 million and represented 75% of our total revenue. Activity-driven revenue is generated as a direct result of project activity on our CPM, Submittal Exchange and Greengrade solutions. Robust growth in the quarter was driven by a 37.6% year-over-year increase in the number of active construction projects managed on our solutions during the period, while more than 1,400 construction projects were added during the quarter, representing $13.6 billion in construction value added.
Organization-driven revenue increased by 234.8% year-over-year to $2.3 million and represented the remaining 25% of our total revenue. Organization-driven revenue is generated when clients subscribe to our GradeBeam and PQM solutions and also includes revenue from the sale of software licenses and related maintenance and training for our PlanSwift solution. Solid performance in organization-driven revenue reflected 78.7% year-over-year growth in the number of organizations as of June 30, 2013 to over 8,200, of which 3,081 was attributable to PlanSwift. In addition, the January 2013 acquisition of the PlanSwift software solution contributed $1.5 million to revenue during the quarter.
Expenses
Total operating expenses increased by 177.6% year-over-year to $27.6 million, including the impact of our recent IPO and the acquisition of the PlanSwift solution. During the quarter, we incurred significant personnel-related costs, which were primarily driven by share-based compensation and bonuses paid in connection with the IPO, as well as additional headcount from the comparable quarter of the prior year. Share-based compensation during the period included a charge of $9.4 million resulting from equity awards predominantly issued to employees in prior years that became payable as a result of the IPO, and compensation expense included $3.0 million in one-time bonuses that were paid to long-tenured employees in connection with the IPO. These IPO-related costs contributed to higher cost of services, general and administrative expense, sales and marketing expense, and technology and development expense, which increased year over year by 202.2%, 215.8%, 228.7%, and 154.8%, respectively. As reflected in the table below, excluding these one-time, IPO-related charges of $12.3 million, cost of services, general and administrative expense, sales and marketing expense, and technology and development expense would have increased by 28.7%, 86.9%, 85.0%, and 29.5%, respectively, for an increase in total operating expenses of 53.9%.

			Adjusted
	Three Months Ended June 30, 2013	IPO-Related Expenses	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012	% Change
Cost of services	$4,754	$2,730	$2,024	$1,573	28.7%
General and administrative	8,808	3,595	5,213	2,789	86.9%
Sales and marketing	5,433	2,375	3,058	1,653	85.0%
Technology and development	7,358	3,617	3,741	2,888	29.5%
Depreciation and amortization	1,294	—	1,294	1,055	22.7%
Total operating expenses	$27,647	$12,317	$15,330	$9,958	53.9%

Adjusted EBITDA and Adjusted EPS
Adjusted EBITDA loss increased from $2.4 million to $3.8 million due primarily to a higher level of operating expenses to support our growth and strategic initiatives, as well as to the impact from the PlanSwift acquisition. Adjusted EPS increased from a loss of $0.38 per share to $0.75 per share due primarily to IPO-related costs and a higher level of operating expenses to support our growth and strategic initiatives, as well as to the impact from the PlanSwift acquisition. For the three months ended June 30, 2013 as compared to the same period in the prior year, net loss increased from $4.8 million to $20.4 million, and net loss per share increased from $0.49 to $2.31. See Adjusted EBITDA and Adjusted EPS Definitions section later in this release for detailed definitions and net income to adjusted EBITDA and net loss per share to Adjusted EPS reconciliation tables.
Balance Sheet
Cash and cash equivalents were $68.6 million as of June 30, 2013 compared to $4.2 million as of September 30, 2012, driven by the net proceeds from our IPO.
Deferred revenue increased by 32% from September 30, 2012 to $18.8 million. Our deferred revenue consists of amounts that have been invoiced but that have not yet been recognized as revenue as of the end of a reporting period and is recognized ratably over the estimated life of a project or contractual service period.
Fiscal Year 2013 Outlook
The Company is introducing fiscal 2013 full year and fourth quarter financial forecast as follows:
Fiscal 2013            Fiscal 4Q13

•	Revenue $35.3 - $35.5 million $10.6 - $10.8 million

•	Year-over-year growth 63 - 64% 68 - 71%

The Company is also guiding to a range of between $55 million and $58 million for revenue in fiscal 2014, which represents year-over-year growth of 56 - 64%.

Conference Call and Webcast Information
Textura plans to host a conference call today at 4:00 p.m. CT/ 5:00 p.m. ET to review its fiscal 2013 third quarter financial results and to discuss its financial outlook. Interested parties are invited to listen to the conference call by dialing 1- 877-407-4018, or for international callers, 1- 201-689-8471, conference ID # 417269. Replays of the entire call will be available through August 14, 2013 at 1-877-870-5176, or for international callers, 1-858-384-5517 conference ID # 417269. A webcast of the conference call will also be available on the investor relations page of the Company's website at investors.texturacorp.com.

About Textura
Textura Corporation (NYSE: TXTR) is the leading provider of collaboration and productivity tools for the construction industry. Our solutions serve all construction industry professionals across the project lifecycle - from takeoff, estimating, design and pre-qualification to bid management, submittals, LEED® management and payment. With award winning technology, world-class customer support and consistent growth, Textura is leading the construction industry's technology transformation. www.texturacorp.com
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Textura's financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “Adjusted EBITDA and Adjusted EPS Definitions.”
Adjusted EBITDA and Adjusted EPS Definitions
Adjusted EBITDA represents loss before interest, taxes, depreciation and amortization, share-based compensation expense, acquisition-related expense and IPO-related expense. Adjusted EBITDA is not determined in accordance with accounting principles generally accepted in the United States (''GAAP''), and is a performance measure used by management in conjunction with traditional GAAP operating performance measures as part of the overall assessment of our performance including:

•	for planning purposes, including the preparation of the annual budget;

•	to evaluate the effectiveness of business strategies; and

•	as a factor when determining management's total compensation.

We believe the use of Adjusted EBITDA as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations. For our internal analysis, Adjusted EBITDA removes fluctuations caused by changes in our capital structure (interest expense), non-cash items such as depreciation, amortization and share-based compensation, and other infrequent charges.
These excluded amounts in any given period may not directly correlate to the underlying performance of the business or may fluctuate significantly from period to period due to the issuance or conversion of convertible debentures, acquisitions, fully amortized tangible or intangible assets, or the timing and pricing of new share-based awards. We also believe Adjusted EBITDA is useful to investors and securities analysts in evaluating our operating performance as it provides them an additional tool to compare business performance across companies and periods.
Adjusted EBITDA is not a measurement under GAAP and should not be considered an alternative to net loss or as an alternative to cash flows from operating activities. The Adjusted EBITDA measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted EPS is calculated as Adjusted Net Loss divided by the number of weighted-average common shares outstanding during the period. Adjusted Net Loss is comprised of Textura's net loss adjusted for share-based compensation expense and amortization expense recognized during the period. We believe the use of Adjusted EPS as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted EPS is not a measurement under GAAP and should not be considered an alternative to net loss per share. The Adjusted EPS measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Forward-Looking Statements
This press release includes forward-looking statements, including statements regarding Textura's future financial performance, market growth, demand for Textura's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Textura's historical performance and its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements are based on information available to Textura as of the date of this press release, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, trends in the global and domestic economy and the commercial construction industry; our ability to effectively manage our growth; our ability to develop the market for our solutions; competition with our business; our dependence on a limited number of client relationships for a significant portion of our revenues; our dependence on a single software solution for a substantial portion of our revenues; the length of the selling cycle to secure new enterprise relationships for our CPM solution, which requires significant investment of resources; our ability to cross-sell our solutions; the continued growth of the market for on-demand software solutions; our ability to develop and bring to market new solutions in a timely manner; our success in expanding our international business and entering new industries; and the availability of suitable acquisitions or partners and our ability to achieve expected benefits from such acquisitions or partnerships, including our acquisition of PlanSwift in January 2013. Forward-looking statements speak only as of the date of this press release and we assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Further information on potential factors that could affect actual results is included under the heading “Risk Factors” in our prospectus filed on June 7, 2013 and our other reports filed with the SEC.

Investor Contacts:
Jillian Sheehan
Textura Corporation, EVP & CFO
847-235-8440
or
ir@texturacorp.com
847-457-6553

Textura Corporation
Condensed Consolidated Balance Sheet (unaudited)
(in thousands, except per share amounts)

	June 30, 2013	September 30, 2012
Assets
Current assets
Cash and cash equivalents	$68,627	$4,174
Accounts receivable, net of allowance for doubtful accounts of $59 and $137 at September 30, 2012 and June 30, 2013, respectively	2,713	1,621
Prepaid expenses and other current assets	1,348	701
Total current assets	72,688	6,496
Property and equipment, net	18,701	17,775
Restricted cash	1,230	1,000
Goodwill	23,937	17,949
Intangible assets, net	10,221	7,722
Other assets	258	157
Total assets	$127,035	$51,099

Liabilities, Redeemable Securities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$2,114	$1,055
Accrued expenses	7,059	6,852
Deferred revenue, short-term	17,061	12,793
Notes and leases payable, short-term	612	87
Loan payable to related party, short-term	500	500
Total current liabilities	27,346	21,287
Deferred revenue, long-term	1,704	1,373
Convertible debentures	—	15,888
Notes and leases payable, long-term	695	0
Loan payable to related party, long-term	9,969	10,219
Other long-term liabilities	405	599
Total liabilities	40,119	49,366
Contingencies (Note 7)
Redeemable Series A-1 preferred stock, $.001 par value; no shares authorized, issued or outstanding at June 30 2013; 1,441 shares authorized and 1,015 shares issued and outstanding at September 30, 2012	—	43,135
Redeemable non‑controlling interest	366	—
Stockholders’ equity (deficit)
Series A-2 preferred stock, $.001 par value; no shares authorized, issued or outstanding at June 30 2013; 1,058 shares authorized and 805 shares issued and outstanding at September 30, 2012	—	1
Preferred stock, $.001 par value; 10,000 authorized ; 0 shares issued and outstanding	—	—
Common stock, $.001 par value; 90,000 shares authorized; 23,260 and 8,992 shares issued and 22,799 and 8,570 shares outstanding at June 30, 2013 and September 30, 2012	23	9
Additional paid in capital	262,294	95,389
Treasury stock, at cost; 462 and 422 shares outstanding, respectively, at June 30, 2013 and September 30, 2012	(5,831)	(5,231)
Accumulated other comprehensive loss	(26)	—
Accumulated deficit	(169,910)	(141,252)
Total Textura Corporation stockholders’ equity (deficit)	86,550	(51,084)
Non-controlling interest	—	9,682
Total stockholders’ equity (deficit)	86,550	(41,402)
Total liabilities, redeemable securities and stockholders’ equity (deficit)	$127,035	$51,099

Textura Corporation
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2013	2012	2013	2012
Revenues	$9,362	$5,689	$24,681	$15,362
Operating expenses
Cost of services (exclusive of depreciation and amortization shown separately below)	4,754	1,573	8,222	4,361
General and administrative	8,808	2,789	17,074	8,180
Sales and marketing	5,433	1,653	9,535	4,162
Technology and development	7,358	2,888	13,703	8,433
Depreciation and amortization	1,294	1,055	3,167	3,018
Total operating expenses	27,647	9,958	51,701	28,154
Loss from operations	(18,285)	(4,269)	(27,020)	(12,792)
Other expense, net
Interest income	7	1	10	4
Interest expense	(2,025)	(562)	(4,505)	(1,639)
Change in fair value of conversion option liability	82	48	440	133
Total other expense, net	(1,936)	(513)	(4,055)	(1,502)
Loss before income taxes	(20,221)	(4,782)	(31,075)	(14,294)
Income tax provision	142	—	226	—
Net loss	(20,363)	(4,782)	(31,301)	(14,294)
Less: Net loss attributable to non-controlling interests	(886)	(858)	(2,643)	(1,966)
Net loss attributable to Textura Corporation	(19,477)	(3,924)	(28,658)	(12,328)
Accretion of redeemable Series A-1 preferred stock	2,310	151	3,549	656
Accretion of redeemable non‑controlling interest	75	—	222	—
Dividends on Series A-2 preferred stock	95	120	335	360
Beneficial conversion of Series A-2 preferred stock	7,161	—	7,161	—
Net loss available to Textura Corporation common stockholders	$(29,118)	$(4,195)	$(39,925)	$(13,344)
Net loss per share available to Textura Corporation common stockholders, basic and diluted	$(2.31)	$(0.49)	$(3.87)	$(1.56)
Weighted average number of common shares outstanding, basic and diluted	12,624	8,544	10,315	8,544

Textura Corporation
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended June 30,
	2013	2012
Cash flows from operating activities
Net loss	$(20,363)	$(4,782)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,278	1,055
Non-cash interest expense	1,535	394
Change in fair value of conversion option liability	(82)	(48)
Share‑based compensation	10,089	722
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(295)	(44)
Prepaid expenses and other assets	(22)	111
Deferred revenue, including long-term portion	1,802	1,563
Accounts payable	(1,010)	(531)
Accrued expenses and other	26	971
Net cash used in operating activities	(7,042)	(589)
Cash flows from investing activities
Increase in restricted cash	(230)	—
Purchases of property and equipment	(658)	—
Partner’s investment in joint venture	199	—
Net cash used in investing activities	(689)	—
Cash flows from financing activities
Principal payments on loan payable	(1)	—
Payments on capital leases	(128)	—
Repayments of debt	(7,964)	—
Proceeds from exercise of warrants	411	—
Deferred financing costs	(19)	—
Proceeds from issuance of common stock in IPO, net of underwriting discounts and commissions	79,677	—
Repurchase of common shares	(600)	—
Net cash provided by financing activities	71,376	—
Effect of changes in foreign exchange rates on cash and cash equivalents	(39)	—
Net increase (decrease) in cash and cash equivalents	63,606	(589)
Cash and cash equivalents
Beginning of period	5,021	4,960
End of period	$68,627	$4,371

Textura Corporation
Operating Metrics (unaudited)
(dollars in thousands, except where otherwise indicated)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2013	2012	2013	2012
Activity-driven revenue	$7,015	$4,988	$19,773	$13,484
Organization‑driven revenue	2,347	701	4,908	1,878
Total revenue	$9,362	$5,689	$24,681	$15,362
Activity‑driven revenue:
Number of projects added	1,467	1,226	3,741	2,989
Client‑reported construction value added (billions)	$13.6	$8.5	$32.3	$25.7
Active projects during period	5,701	4,143	7,666	5,265
Organization‑driven revenue:
Number of organizations	8,210	4,594	8,210	4,594

The following table presents a reconciliation from the most directly comparable GAAP measure, net loss, to Adjusted EBITDA:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2013	2012	2013	2012
	(in thousands)		(in thousands)
Net loss	$(20,363)	$(4,782)	$(31,301)	$(14,294)
Net interest expense	2,018	560	4,495	1,634
Income tax provision	142	—	226	—
Depreciation and amortization	1,294	1,055	3,167	3,018
EBITDA	(16,909)	(3,167)	(23,413)	(9,642)
Share‑based compensation expense	10,089	723	11,228	2,078
Acquisition‑related expense	—	91	414	483
IPO-related expense *	3,011	—	3,011	—
Adjusted EBITDA	$(3,809)	$(2,353)	$(8,760)	$(7,081)

* IPO-related expense for the three and nine months ended June 30, 2013 represents one-time cash bonuses of $3.0 million paid to long-tenured employees in connection with the IPO.
The following table presents a reconciliation from the most directly comparable GAAP measure, net loss per share, to Adjusted EPS:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2013	2012	2013	2012
Net loss available to Textura Corporation common shareholders	$(29,118)	$(4,195)	$(39,925)	$(13,344)
Accretion of redeemable Series A-1 preferred stock	2,310	151	3,549	656
Accretion of redeemable non-controlling interest	75	—	222	—
Dividends on Series A-2 preferred stock	95	120	335	360
Beneficial conversion of Series A-2 preferred stock	7,161	—	7,161	—
Net loss attributable to non-controlling interest	(886)	(858)	(2,643)	(1,966)
Net loss	$(20,363)	$(4,782)	$(31,301)	$(14,294)
Share-based compensation expense	10,089	723	11,228	2,078
Amortization of intangible assets	826	803	2,072	2,253
Adjusted net loss	$(9,448)	$(3,256)	$(18,001)	$(9,963)

Weighted-average common shares used in basic and diluted EPS	12,624	8,544	10,315	8,544
Adjusted EPS	$(0.75)	$(0.38)	$(1.75)	$(1.17)

Net loss per share	$(2.31)	$(0.49)	$(3.87)	$(1.56)
Accretion of redeemable Series A-1 preferred stock	$0.18	$0.02	$0.34	$0.08
Accretion of redeemable non-controlling interest	0.01	—	0.02	—
Dividends on Series A-2 preferred stock	0.01	0.01	0.03	0.04
Beneficial conversion of Series A-2 preferred stock	0.57	—	0.69	—
Net loss attributable to non-controlling interest	(0.07)	(0.10)	(0.25)	(0.23)
Share-based compensation expense	0.80	0.09	1.09	0.24
Amortization of intangible assets	0.06	0.09	0.20	0.26
Adjusted EPS	$(0.75)	$(0.38)	$(1.75)	$(1.17)